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Exhibit 10.3

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

     THIS SETTLEMENT AGREEMENT AND RELEASE ("Agreement") is voluntarily entered into by and between Bruce Buchholz (hereinafter "Mr. Buchholz") and ALLTRISTA CORPORATION (hereafter "ALLTRISTA").

                                    Recitals
                                    --------

     WHEREAS, Mr. Buchholz has heretofore been employed by ALLTRISTA since October 23, 2000 as the President of the Alltrista Thermoformed Products Division;

     WHEREAS, Mr. Buchholz and ALLTRISTA have mutually determined it is in the best interest of both parties that the employment relationship should end; and

     WHEREAS, Mr. Buchholz and ALLTRISTA desire to amicably and mutually compromise and fully settle, finally and completely, all claims, allegations and assertions that may now or hereafter exist between them, known or unknown.

                                    Agreement
                                    ---------

     NOW, THEREFORE, In consideration of the mutual understandings and covenants and the release contained herein, Mr. Buchholz and ALLTRISTA hereby voluntarily agree as follows:

     1.   Vacation and Separation Pay. Mr. Buchholz acknowledges that his
          ---------------------------
employment with ALLTRISTA ceased on September 14, 2001. ALLTRISTA has committed to pay Mr. Buchholz all wages accrued and due and owing to him through September 14, 2001. Mr. Buchholz acknowledges he has no earned, unused vacation existing at the time of termination. Mr. Buchholz also acknowledges that he is entitled to two weeks of severance pay upon termination of his employment in the amount of seven thousand eight hundred fifteen and 38/100 ($7,815.38). Such payment shall be subject to deductions and tax withholdings as may be required by applicable federal, state and local laws.

     2.   Additional Separation Benefits. In addition to the benefits ALLTRISTA
          ------------------------------
has already agreed to provide to Mr. Buchholz as described above in paragraph 1, ALLTRISTA agrees to provide the following additional consideration to Mr. Buchholz in exchange for Mr. Buchholz' commitments as described in the remaining paragraphs (3-20) of this Agreement:

     (a) ALLTRISTA will pay to Mr. Buchholz additional severance pay in the gross amount of forty-two thousand nine hundred eighty-four and 62/100 dollars ($42,984.62), payable in a single lump sum within thirty (30) calendar days after the complete execution of this Agreement. Such payment shall be subject to deductions and tax withholdings as may be required by applicable federal, state and local laws.

     (b) Mr. Buchholz's participation in ALLTRISTA-sponsored employee benefit plans shall expire on September 14, 2001. ALLTRISTA shall provide Mr. Buchholz with the

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opportunity to elect extended medical coverage after September 14, 2001 in accordance with applicable federal law. Provided Mr. Buchholz elects coverage under COBRA, the entire cost of this extended medical coverage shall be paid by Mr. Buchholz.

     (c) ALLTRISTA agrees to provide additional consideration to Mr. Buchholz in the amount of one thousand four hundred thirty-five dollars ($1,435.00). Such payment shall be subject to deductions and tax withholdings as may be required by applicable federal, state and local laws.

     3.   Release. In return for the additional consideration being provided to
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Mr. Buchholz by ALLTRISTA as set forth in paragraph 2 above, Mr. Buchholz (for himself and his personal representatives, heirs and assigns) HEREBY KNOWINGLY AND VOLUNTARILY WAIVES, RELEASES AND FOREVER DISCHARGES ALLTRISTA and its predecessors, successors, parent company, divisions, subsidiaries and affiliates (and their current or former officers, directors, employees, agents, shareholders, successors and assigns), and any and all employee benefit plans (and any fiduciary of such plans) sponsored by any of them, of and from any and all claims (including, but not limited to, claims for attorneys' fees), demands, losses, damages, agreements, actions, suits, debts, charges, complaints, promises or causes of action (known or unknown) which he now has or may later discover or which may hereafter exist against them, or any of them, in connection with or arising directly or indirectly out of or in any way related to any and all matters, transactions, events or other things occurring prior to the date hereof, including all those arising out of or in connection with his employment with ALLTRISTA or the cessation of his employment or his retirement, or which occurred during the course of his employment with ALLTRISTA or incidental thereto, and whether pursuant to common law, statute, ordinance, regulation or other including claims of fraud or misrepresentation in the making or execution of the Agreement. Claims or action released herein include, but are not limited to, those based on allegations of wrongful discharge and/or breach of contract, those alleging discrimination on the basis of race, color, sex, religion, national origin, age or disability under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, the Equal Pay Act of 1963, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1991 (all as amended) or any other federal, state or local law, ordinance, rule or regulation; and those arising under the Employee Retirement Income Security Act of 1974, as amended. The parties intend this release to be broadly construed in favor of ALLTRISTA. Mr. Buchholz agrees and understands that any claims he may have under the aforementioned statutes or any other federal, state or local law, ordinance, rule or regulation are effectively waived by the Agreement. This Agreement does not, however, release any of Mr. Buchholz' rights under the ADEA or workers' compensation rights or claims that may arise after the date on which Mr. Buchholz may sign this Agreement, and does not release the rights and obligations of the parties under this Agreement.

     4.   Actions. Mr. Buchholz agrees to take any action necessary to carry out
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the purpose and intent of this Agreement. The amounts to be paid to Mr. Buchholz pursuant to paragraph 2 of this Agreement are a supplement to, and not in lieu of, the amounts described in paragraph 1 of this Agreement.

     5.   Cooperation. Mr. Buchholz agrees that now and in the future he will
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provide his full and unqualified cooperation to ALLTRISTA in the preparation for and the attendance at any and all legal proceedings that may arise out of any matter that took place during his tenure.

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     6.   Covenant Not to Sue. In consideration for the sum being provided to
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Mr. Buchholz by ALLTRISTA as set forth in paragraph 2 above, Mr. Buchholz AGREES that: (a) he will never institute a legal or equitable action in any state or federal court against ALLTRISTA, or any of the other persons or entities released herein, with respect to the matters herein resolved and settled; (b) he will not seek to participate in, nor will he accept any benefit from, any class action or other action relating to the claims released herein; and, (c) he will not offer assistance or testimony against ALLTRISTA or any of the other persons or entities released herein brought by any other individual or individuals, unless instructed to do so by a court, agency or other body and then only after he has given ALLTRISTA prompt written notice of any such instruction.

     7.   Confidential Information. In further consideration for the sum being
          ------------------------
provided to Mr. Buchholz by ALLTRISTA as set forth in paragraph 2, above, Mr. Buchholz AGREES:

     (a) That as used herein "Confidential Information" shall mean all financial data, reports, notes, spreadsheets, ideas, suggestions, innovations, conceptions, discoveries, inventions, improvements, technological developments, methods, processes, specifications, formulae, compositions, techniques, systems, machines, devices, computer software and programs, memoranda, work sheets, lists of actual or potential customers and suppliers, works of authorship, products, data and information in any form and on any medium which ALLTRISTA treats as confidential or that concern or relate to any aspect of the actual or contemplated business of ALLTRISTA or its subsidiaries, including without limitation, any market research, technical or scientific research, and business or marketing plans.

     (b) That as of the date of this Agreement, Mr. Buchholz has returned to ALLTRISTA all Confidential Information, in whatever form, in his possession or under his control and that he has not retained any portion of the Confidential Information.

     (c) That neither he nor any of his agents or representatives will disclose, take or use any Confidential Information, either directly or indirectly without the prior, written authorization of ALLTRISTA or as may be required by any court or governmental agency, provided that Mr. Buchholz will promptly notify ALLTRISTA of his receipt of any notice regarding disclosure of Confidential Information requested by any Court order or governmental agency to permit ALLTRISTA to oppose the disclosure of the Confidential Information.

     (d) Mr. Buchholz agrees that ALLTRISTA would suffer severe, irreparable harm in the event there is an unauthorized disclosure or use of Confidential Information and that in addition to any other remedies, ALLTRISTA shall be entitled to obtain injunctive relief with Mr. Buchholz being responsible for all costs incurred by ALLTRISTA relating thereto, including but not limited to all attorney's fees.

     (e) This paragraph 6 shall only prohibit the taking, use or disclosure of Confidential Information and shall not be construed as limiting Mr. Buchholz's right to undertake any other employment or business activity. The provisions of this paragraph 6 shall survive this Agreement.

     8.   Employment Actions. In consideration for the sum being provided to Mr.
          ------------------
Buchholz by ALLTRISTA as set forth in paragraph 2 above, Mr. Buchholz AGREES that neither he nor any agent or representative of his will discuss or in any fashion disclose to any third

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parties any issues pertaining to any employment action planned or contemplated by ALLTRISTA involving any employee, agent or representative of ALLTRISTA.

     9.   Return of Property. Mr. Buchholz represents and warrants that he has
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returned, or will return to ALLTRISTA all employer information and related reports, documents, files, memoranda, records, computer disks, door and file keys, passwords and access codes, and other physical or personal property (hereinafter referred to as "property") that Mr. Buchholz received, prepared or helped prepare in connection with his employment, and Mr. Buchholz has not retained and will not retain any copies, duplicates, reproductions, or excerpts thereof. All such property must be returned to ALLTRISTA no later than September 17, 2001.

     10.  Liability. It is understood and agreed that ALLTRISTA denies that it
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is liable to Mr. Buchholz on any theory, and that nothing in this Agreement constitutes an admission by ALLTRISTA of any fact, damage or liability to Mr. Buchholz on any theory. It is expressly understood and agreed that this Agreement was entered into by the parties solely to avoid the burden and expense of litigation.

     11.  Confidentiality. Mr. Buchholz agrees that neither he nor any agent or
          ---------------
representative of his will discuss or in any fashion disclose to any third parties (except an attorney or accountant advising him) any of the terms of this Agreement or the circumstances surrounding its making, unless required to do so by law.

     12.  Non-Reliance. Mr. Buchholz represents and warrants that in the making
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and execution of this Agreement, he is not relying upon any representation, statement or assertion of fact or opinion made by any agent, attorney, employee or representative of the persons, parties or corporations being released herein, and he hereby waives any right to rely upon all prior agreements and/or oral representations made by any agent, attorney, employee or representative of such persons, parties or corporation even though made for the purpose of inducing him to enter into this agreement.

     13.  Severability. The parties stipulate and agree that all clauses and
          ------------
provisions of this Agreement are distinct and severable, and Mr. Buchholz understands, and it is his intent, that in the event this Agreement is ever held to be invalid or unenforceable (In whole or in part) as to any particular type of claim or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances.

     14.  Entire Agreement. This Agreement contains the entire agreement of the
          ----------------
parties and supersedes all previous negotiations, whether written or oral. This Agreement may be changed only by an instrument in writing signed by the party against whom the change, waiver, modification, extension or discharge is sought.

     15.  Successors and Assigns. This Agreement shall inure to the benefit of,
          ----------------------
may be enforced by and shall be binding on the parties and their heirs, executors, administrators, personal representatives, assigns and successors in interest.

     16.  Governing Law. In the event of any dispute about this Agreement, the
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laws of the State of Indiana shall govern the validity, performance, enforcement and all other aspects of this Agreement.

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     17.  Headings. The headings placed before the several paragraphs of this
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Agreement are inserted for ease of reference only, and do not constitute a part of this Agreement, and shall not be used in any way whatsoever in the construction or interpretation of this Agreement.

     18.  Recitals. The recitals set forth above are incorporated by reference
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as if more fully set forth at length herein.

     19.  Additional Representations. Mr. Buchholz represents that he has read
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this Agreement; fully understands each and every provision of this Agreement;
and has voluntarily, on his own accord, executed this Agreement. Mr. Buchholz acknowledges that in consideration of accepting the additional payment and other additional consideration set forth in paragraph 2 above, he is giving up possible future administrative and/or legal claims. MR. BUCHHOLZ, ALSO ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY ALLTRISTA TO CONSULT AN ATTORNEY BEFORE HE EXECUTES THIS AGREEMENT.

     20.  Review Period. The parties hereby acknowledge and agree that Mr.
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Buchholz has twenty-one (21) calendar days (through October 5, 2001) in which to consider this Agreement and that this Agreement may be revoked by Mr. Buchholz within seven (7) calendar days after he executes it. The parties also acknowledge and agree that this Agreement shall not be effective or enforceable until the seven-calendar-day revocation period has expired.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date set forth below:


DATE: October 3, 2001                            /s/ A. Bruce Buchholz
                                                 Bruce Buchholz


                                               ALLTRISTA CORPORATION


DATE: September 14, 2001                       By:   /s/ Thomas B. Clark


                                               Its:  Chairman, President and CEO

     After consultation with my attorney, I have elected to waive the twenty-one
(21) days to consider this Agreement, and hereby voluntarily accept this Agreement on the terms and conditions set forth above.


DATE: ____________________________             _________________________________
                                               Bruce Buchholz

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